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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the heading "Selected Consolidated Financial Data" and under the caption "Experts" and to our report dated January 18, 1996 (except Note 1, as to which the date is July _______,
1996), in the Registration Statement (Form S-1 No. 333-4512) and related Prospectus of TV Filme, Inc. for the registration of 2,875,000 shares of its Common Stock.



                                        Ernst & Young
                                        Auditores Independents S.C.

Sao Paulo, Brazil


The foregoing consent is in the form that will be signed upon the completion of the transfer described in Note 1 to the consolidated financial statements.


                                        /s/ Ernst & Young
                                        Auditores Independents S.C.

Sao Paulo, Brazil
July 17, 1996